Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

•	Q2 2006 Net Revenue: $19.2 million (42% increase year over year)

•	Q2 2006 Earnings: $0.4 million GAAP net income; $1.9 million Non-GAAP net income (pro forma excluding stock-based compensation expense under SFAS No. 123R)

PLANO, TX, JULY 27, 2006 – Microtune®, Inc. (NASDAQ:TUNE) today announced its unaudited financial results for the second quarter ended June 30, 2006.

FINANCIAL RESULTS SUMMARY

Net revenue for the three months ended June 30, 2006 was $19.2 million, a 42% increase compared to $13.5 million for the second quarter of 2005, and a 23% sequential increase compared to $15.5 million for the first quarter of 2006.

On a generally accepted accounting principles (GAAP) basis, which includes stock-based compensation expense under SFAS No. 123R of $1.5 million, net income for the second quarter of 2006 was $0.4 million, or $0.01 per diluted share. Operating results for periods prior to 2006 do not include stock-based compensation expense under SFAS No. 123R. Net loss for the second quarter of 2005, including pro forma stock-based compensation expense under SFAS No. 123 as previously disclosed in the footnotes to Microtune’s financial statements for the three months ended June 30, 2005, was $1.7 million, or $0.03 per share.

Non-GAAP pro forma net income for the second quarter of 2006, which excludes stock-based compensation expense under SFAS No. 123R of $1.5 million, was $1.9 million, or $0.03 per diluted share, compared to a GAAP net loss of $0.6 million, or $0.01 per share in the second quarter of 2005.

On a GAAP basis, which includes stock-based compensation expense under SFAS No. 123R of $2.9 million, net income for the first half of 2006 was $0.1 million, or $0.00 per diluted share. Operating results for periods prior to 2006 do not include stock-based compensation expense under SFAS No. 123R. Net loss for the first half of 2005, including pro forma stock-based compensation expense under SFAS No. 123 as previously disclosed in Microtune’s footnotes to its financial statements for the six months ended June 30, 2005, was $5.0 million, or $0.10 per share.

Non-GAAP pro forma net income for the first half of 2006, which excludes stock-based compensation expense under SFAS No. 123R of $2.9 million, was $2.9 million, or $0.05 per diluted share, compared to a GAAP net loss of $2.6 million, or $0.05 per share in the first half of 2005. Please refer to the tables included with this press release for a reconciliation of operating results with and without the impact of stock-based compensation expense under SFAS No. 123 and SFAS No. 123R.

“We reported excellent results this quarter, as measured against a number of key performance metrics. We achieved $19.2 million in revenue, exceeding guidance by more than $1 million; attained pro forma profitability for our fourth consecutive quarter in a row; and shipped a quarterly record number of silicon tuners,” said James A. Fontaine, President and CEO. “While we are pleased with our accomplishments and the steady progress we continue to make as a company, we remain focused on the long-term and in positioning the Company for opportunities in 2007 and 2008.”

FINANCIAL HIGHLIGHTS

•	Net revenue of $19.2 million for Q2 2006 was up 23% compared to Q1 2006 and was higher than previously issued financial guidance levels;

•	Gross margin of 50% represents the sixth consecutive quarter that gross margin met or exceeded the top end of the Company’s target range;

•	On a pro forma basis, excluding the effects of stock-based compensation expense under SFAS No. 123R, the Company achieved an operating profit and reported our fourth consecutive quarter of net income on that basis; and

•	Shipped 5.9 million silicon tuners in the second quarter of 2006, a 36% sequential increase in units shipped by Microtune compared to Q1 2006, bringing the cumulative total number of silicon tuners shipped to 37 million.

BUSINESS HIGHLIGHTS

•	Announced milestone activities with its Mobile MicroTuner™ products, highlighting the Company’s early-stage success in the emerging mobile TV market.

o	Announced a design win with LG Electronics to supply tuners for the LG mobile TV phone (LG-U900) used in the Hutchison 3 Italia launch of mobile TV in Italy, the first commercial rollout of DVB-H-based services. Microtune is the first RF supplier to move from design to full production with its DVB-H mobile TV tuner, and in the process, gained valuable real-world experience with its technology as mobile TV services migrate from engineering trials to commercial reality.

o	Announced the deployment of Mobile MicroTuner technology into an integrated DVB-H smartphone demonstrated at CTIA WIRELESS 2006 by Modeo, a network services company that plans to launch DVB-H-based mobile TV services in the U.S.

•	Announced the Company’s strategic product direction to develop new universal TV tuners that support multiple mobile TV and digital standards, enabling manufacturers to cost effectively build multi-market end products.

o	As one of the first initiatives, the Company introduced a new ultra low-power, dual-band, dual-standard tuner, targeted for Europe, that enables both digital and mobile TV on portable devices.

•	Announced that Toshiba Module Group has deployed a MicroTuner silicon tuner in the expanded Japanese brand offering of Toshiba’s personal entertainment notebook PCs.

•	Announced that Microtune tuner technology was built into a variety of products that enabled fans of the World Cup to watch games from portable devices, including from mobile phones, in cars and on laptops. By providing the tuner technology that allows consumer devices to receive live digital TV broadcasts, Microtune is helping enable the market for mobile TV that was kick-started by the 2006 World Cup event.

REVENUE CONTRIBUTION BY MARKET

Based on the Company’s direct revenue and the point-of-sales revenue data as reported by its distributors during the second quarter of 2006, revenue contributions by the Company’s target markets, presented as a percentage of total second quarter 2006 net revenue, are estimated as follows:

•	Cable was approximately 62%;

•	Digital TV, which includes PC-TV and Mobile TV, was approximately 19%;

•	Automotive Electronics was approximately 17%; and

•	All other markets were approximately 2%.

Please read the Market Data Disclaimer at the end of this press release.

Mr. Fontaine added, “This quarter, we benefited from strong activity in the global cable market as manufacturers continue to migrate to multi-tuner set-top boxes and telephony modems that support consumer demand for digital and interactive services. We were also a participant in the early-stage activity in the mobile TV market, as our tuners were deployed in the mobile phones used for the first commercial DVB-H services launch in Europe. We continue to be excited by the potential growth opportunities in our traditional cable segments as well as in new potentially high-growth mobile and digital TV markets. We are aggressively pursuing design wins and remain positive about Microtune’s market position, strong customer relationships and industry partnerships.”

FINANCIAL OUTLOOK

Microtune provided the following financial guidance:

•	Net revenue for the third quarter of 2006 is expected to be in the range of $17.5-18.0 million, an increase of approximately $1 million from the guidance provided last quarter.

•	Net revenue for 2006 is expected to range from $70.0 to $71.5 million, an increase from last quarter’s guidance of $67 to $70 million.

•	Gross margin percentage is expected to be in the range of 46% to 50% for each quarter throughout the remainder of 2006.

Included in the press release are Microtune’s unaudited Consolidated Balance Sheets as of June 30, 2006 and December 31, 2005, respectively; its unaudited Consolidated Statements of Operations for the three months and six months ended June 30, 2006 and 2005, respectively; its unaudited

Consolidated Statements of Cash Flows for the six months ended June 30, 2006 and 2005, respectively; certain unaudited Additional Financial Information; and certain unaudited non-GAAP pro forma financial information. These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2006.

AUDIT COMMITTEE REVIEW OF STOCK OPTION GRANT PRACTICES

The Audit Committee of the Company’s Board of Directors has self-initiated an internal review of the Company’s stock option grant practices. The Audit Committee is conducting this review with the assistance of independent legal counsel. The Audit Committee has not reached any conclusions at this time as this internal review remains ongoing.

At this time, the Company is unable to determine whether any accounting adjustments may be required or whether changes to its stock option grant practices or other remedial measures will be necessary as a result of the Audit Committee’s findings. The Company is working diligently to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 by August 9, 2006, the deadline to file such report. However, due to the large amount of data being reviewed and the numerous testing procedures required, this internal review may not be completed by the filing deadline. The Company will not be in a position to comment on these matters until the Audit Committee has completed its review.

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, July 27, 2006, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s second quarter 2006 financial results and its outlook for the future.

To participate in the call, interested parties may dial 517-308-9001 (the pass code is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until August 10, 2006 via the Company’s website or by dialing 203-369-0326.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 63 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MARKET DATA DISCLAIMER

Statements made in this press release under the heading “Revenue Contribution by Market” are estimates prepared by the Company’s management as of the date of the release and should not be considered to be statements of historical fact. These estimates may prove to be inaccurate due to a number of factors, including, but not limited to:

•	difficulties associated with identifying revenue to a market where a customer employs our tuners in multiple products serving multiple markets; and

•	difficulties associated with identifying revenue to a market where the Company ships its product to distributors with multiple customers serving multiple markets.

The revenue contribution information described above represents estimates prepared by the Company’s management as of the date of this press release and should not be viewed as an indicator of future Microtune financial performance. While the Company’s management believes the estimates and assumptions underlying this information are reasonable, you are cautioned that actual results may vary materially from these estimates. We undertake no obligation to revise or update any of this information for any reason.

DESIGN-WIN ANNOUNCEMENTS

It is customary for Microtune to announce design wins, as referenced in this release, and the announcement of these design wins, or any other design win, should not be viewed as an indicator of Microtune revenues for any current or future reporting period.

NEW PRODUCT ANNOUNCEMENTS

It is customary for Microtune to announce new products. The announcement of any new product should not be viewed as an indicator of Microtune revenues for any current or future reporting period. The markets for mobile television and ATSC/DVB-T digital television may not develop or may develop more slowly than currently anticipated. Even in the event that these markets do develop, there can be no assurance that Microtune’s products will be selected by manufacturers or that if selected, such manufacturers will continue to select Microtune’s products in the future.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE: Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2006 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

Assets	June 30, 2006	December 31, 2005
Current assets:
Cash and cash equivalents	$2,743	$5,068
Short-term investments	80,968	77,120
Accounts receivable, net	7,555	5,911
Inventories	7,160	7,944
Other current assets	1,684	1,293

Total current assets	100,110	97,336

Property and equipment, net	4,143	4,398
Other assets and deferred charges	1,319	1,587

Total assets	$105,572	$103,321

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,911	$5,414
Accrued compensation	1,693	1,499
Accrued expenses	1,098	1,651
Deferred revenue	112	8

Total current liabilities	6,814	8,572

Other non-current liabilities	57	54
Commitments and contingencies

Stockholders’ equity	98,701	94,695

Total liabilities and stockholders’ equity	$105,572	$103,321

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net revenue	$19,170	$13,487	$34,695	$25,668
Cost of revenue	9,609	5,785	17,011	11,600

Gross margin	9,561	7,702	17,684	14,068
Operating expenses:
Research and development	5,157	3,904	9,871	7,907
Selling, general and administrative	5,029	4,251	9,680	8,353
Amortization of intangible assets	—	674	—	1,348

Total operating expenses	10,186	8,829	19,551	17,608

Loss from operations	(625)	(1,127)	(1,867)	(3,540)
Other income (expense):
Interest income	1,004	583	1,907	1,088
Foreign currency gains (losses), net	92	(107)	151	(217)
Other	—	33	27	89

Income (loss) before income taxes	471	(618)	218	(2,580)
Income tax expense (benefit)	92	(21)	122	22

Net income (loss)	$379	$(597)	$96	$(2,602)

Net income (loss) per common share:
Basic	$0.01	$(0.01)	$0.00	$(0.05)

Diluted	$0.01	$(0.01)	$0.00	$(0.05)

Weighted-average common shares outstanding:
Basic	53,104	52,126	52,959	52,052

Diluted	55,699	52,126	55,050	52,052

Net income for the second quarter and first half of 2006 included stock-based compensation expense under SFAS No. 123R of approximately $1.5 million and $2.9 million, respectively. There was no stock-based compensation expense (as defined under SFAS No. 123) recorded for any periods in 2005 because the Company did not adopt the recognition provisions of SFAS No. 123. Prior to 2006, certain stock option compensation expense was recognized in accordance with Accounting Principles Board Opinion (APB) No. 25, relating to stock options granted prior to the Company’s initial public offering in 2000. Stock option compensation expense recognized in the second quarter and first half of 2005 under APB No. 25 was insignificant.

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2006	2005
Operating activities:
Net income (loss)	$96	$(2,602)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation	741	1,021
Amortization of intangible assets	—	1,348
Foreign currency (gains) losses, net	(151)	217
Stock-based compensation	2,859	56
Loss (gain) on sale of property and equipment	5	(49)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,644)	(327)
Inventories	784	(953)
Other assets	(123)	(1,402)
Accounts payable	(1,503)	(261)
Accrued expenses	(449)	(1,553)
Accrued compensation	194	(101)
Other liabilities	3	1

Net cash provided by (used in) operating activities	812	(4,605)
Investing activities:
Purchases of property and equipment	(491)	(356)
Proceeds from sale of assets	—	51
Proceeds from maturity of held-to-maturity investments	1,620	—
Proceeds from sale of available-for-sale investments	24,650	10,500
Purchase of available-for-sale investments	(30,100)	(30,000)

Net cash used in investing activities	(4,321)	(19,805)
Financing activities:
Proceeds from issuance of common stock	1,033	435

Net cash provided by financing activities	1,033	435
Effect of foreign currency exchange rate changes on cash	151	(217)

Net decrease in cash and cash equivalents	(2,325)	(24,192)
Cash and cash equivalents at beginning of period	5,068	34,515

Cash and cash equivalents at end of period	$2,743	$10,323

Net income for the second quarter and first half of 2006 included stock-based compensation expense under SFAS No. 123R of approximately $1.5 million and $2.9 million, respectively. There was no stock-based compensation expense (as defined under SFAS No. 123) recorded for any periods in 2005 because the Company did not adopt the recognition provisions of SFAS No. 123. Prior to 2006, certain stock option compensation expense was recognized in accordance with Accounting Principles Board Opinion (APB) No. 25, relating to stock options granted prior to the Company’s initial public offering in 2000. Stock option compensation expense recognized in the second quarter and first half of 2005 under APB No. 25 was insignificant.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
Net revenue	$19,170	$15,525	$14,972	$16,351	$13,487
Silicon	81%	75%	72%	78%	73%
Modules	19%	25%	28%	22%	27%

Net revenue by geography
North America	33%	37%	30%	34%	30%
Europe	15%	18%	19%	14%	19%
Asia Pacific	52%	45%	51%	52%	51%

Ten percent customers (net revenue)(1)
Scientific-Atlanta (a Cisco company)(2)	19%	23%	20%	22%	19%
Asuspower/Asustek (3)	18%	12%	16%	25%	17%
Arkian (4)	11%
Panasonic					11%
Samsung Electro-Mechanics					10%

Net revenue from top 10 customers (5)	81%	71%	75%	82%	79%

As a percent of net revenue (6)
Gross margin	49.9%	52.3%	49.7%	49.8%	57.1	%(7)
Research and development	26.9%	30.4%	28.1%	24.1%	28.9%
Selling, general and administrative	26.2%	30.0%	24.2%	23.2%	31.5%

(1)	Data included only in instances where customers were 10% or greater of net revenue.

(2)	Cisco Systems, Inc. (Cisco) completed its acquisition of Scientific-Atlanta on February 27, 2006. No revenue was generated from Cisco in the second quarter and first half of 2006. Net revenue in the second quarter and first half of 2005 excludes amounts attributed to Cisco.

(3)	Primarily for the benefit of ARRIS.

(4)	Primarily for the benefit of LG Electronics in the second quarter of 2006.

(5)	Includes respective manufacturing subcontractors.

(6)	Net income for the second quarter and first half of 2006 included stock-based compensation expense under SFAS No. 123R of approximately $1.5 million and $2.9 million, respectively. The allocation of stock-based compensation expense is detailed in another table included in this release. There was no stock-based compensation expense (as defined under SFAS No. 123) recorded for any periods in 2005 because the Company did not adopt the recognition provisions of SFAS No. 123. Prior to 2006, certain stock option compensation expense was recognized in accordance with Accounting Principles Board Opinion (APB) No. 25, relating to stock options granted prior to the Company’s initial public offering in 2000. Stock option compensation expense recognized in the second quarter and first half of 2005 under APB No. 25 was insignificant.

(7)	Gross margin included a one-time cost of revenue credit of approximately $663 thousand realized in conjunction with the transition of the Company’s third-party contract manufacturer for its subsystem module solutions, which was finalized in June 2005. The cost of revenue credit is non-recurring and relates to the asset purchase agreement and mutual release of claims and obligations executed between Microtune and its previous contract manufacturer.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2006	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005
Cash and cash equivalents	$2,743	$4,119	$5,068	$6,701	$10,323
Short-term investments	80,968	76,781	77,120	71,593	65,568
Long-term investments	—	—	—	1,979	1,975

Total cash and investments	$83,711	$80,900	$82,188	$80,273	$77,866

Raw materials	$79	$62	$44	$78	$471
Work-in-process	2,543	3,161	3,131	3,266	3,558
Finished goods	4,538	4,069	4,769	3,180	4,019

Total inventory	$7,160	$7,292	$7,944	$6,524	$8,048

Inventory turns	5.4	4.1	3.8	5.0	2.9

Accounts receivable, net	$7,555	$7,047	$5,911	$7,291	$6,065

Days sales outstanding (DSO)	35	41	36	40	40

Common shares outstanding	53,230	52,855	52,761	52,436	52,209

Weighted-average common shares outstanding for the quarter ended
Basic	53,104	52,813	52,576	52,341	52,126
Diluted	55,699	52,813	55,849	57,021	52,126

Total employees	185	181	178	174	172

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

USE OF NON-GAAP FINANCIAL INFORMATION

The Company has included in the tables below certain expense detail, pro forma operating results and pro forma per share operating results in order to show the effect of stock-based compensation under SFAS No. 123 and SFAS No. 123R.

Net income for the second quarter and first half of 2006 included stock-based compensation expense under SFAS No. 123R of approximately $1.5 million and $2.9 million, respectively. There was no stock-based compensation expense (as defined under SFAS No. 123) recorded for any periods in 2005 because the Company did not adopt the recognition provisions of SFAS No. 123. Prior to 2006, certain stock option compensation expense was recognized in accordance with Accounting Principles Board Opinion (APB) No. 25, relating to stock options granted prior to the Company’s initial public offering in 2000. Stock option compensation expense recognized in the second quarter and first half of 2005 under APB No. 25 was insignificant.

Microtune reports its financial results in accordance with generally accepted accounting principles (GAAP). However, from time to time, Microtune may use certain non-GAAP financial measures, such as pro forma net income (loss) and pro forma net income (loss) per share, because management believes that these non-GAAP financial measures may provide users of this financial information with a more meaningful comparison between current results and prior reported results, and the effect of certain non-cash expenses relating to stock-based compensation. Pro forma net income (loss) and pro forma net income (loss) per share are not measures of financial performance under GAAP and should not be considered in isolation or as indicators of Microtune’s performance. Furthermore, they should not be seen as measures of liquidity or substitutes for comparable metrics prepared in accordance with GAAP. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

The following table summarizes the allocation of stock-based compensation expense under SFAS No. 123R:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cost of revenue	$4	$—	$14	$—

Research and development	581	—	1,121	—
Selling, general and administrative	901	—	1,716	—

Total stock-based compensation expense included in operating expenses	1,482	—	2,837	—

Total stock-based compensation expense	$1,486	—	$2,851	—

Net income for the second quarter and first half of 2006 included stock-based compensation expense under SFAS No. 123R, as described above, of approximately $1.5 million and $2.9 million, respectively. Prior to 2006, net income (loss) excluded stock-based compensation under SFAS No. 123 because Microtune did not adopt the recognition provisions of SFAS No. 123.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

NON-GAAP (PRO FORMA) CONSOLIDATED

STATEMENTS OF OPERATIONS, EXCLUDING

STOCK-BASED COMPENSATION EXPENSE UNDER SFAS NO. 123R

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net revenue	$19,170	$13,487	$34,695	$25,668
Cost of revenue	9,605	5,785	16,997	11,600

Gross margin	9,565	7,702	17,698	14,068
Operating expenses:
Research and development	4,576	3,904	8,750	7,907
Selling, general and administrative	4,128	4,251	7,964	8,353
Amortization of intangible assets	—	674	—	1,348

Total operating expenses	8,704	8,829	16,714	17,608

Income (loss) from operations	861	(1,127)	984	(3,540)
Other income (expense):
Interest income	1,004	583	1,907	1,088
Foreign currency gains (losses), net	92	(107)	151	(217)
Other	—	33	27	89

Income (loss) before provision for income taxes	1,957	(618)	3,069	(2,580)
Income tax expense (benefit)	92	(21)	122	22

Net income (loss)	$1,865	$(597)	$2,947	$(2,602)

Net income (loss) per common share:
Basic	$0.04	$(0.01)	$0.06	$(0.05)

Diluted	$0.03	$(0.01)	$0.05	$(0.05)

Weighted-average common shares outstanding:
Basic	53,104	52,126	52,959	52,052

Diluted	57,444	52,126	56,997	52,052

A reconciliation between net income (loss) on a GAAP basis and non-GAAP pro forma net income is provided on another table included in this release.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

COMPARISON OF NET INCOME (LOSS) INCLUDING THE EFFECT

OF STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R AND SFAS NO. 123

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Net loss, as reported for prior periods(1)	N/A	$(597)	N/A	$(2,602)
Add stock compensation expense recorded under APB No. 25	N/A	38	N/A	56
Less stock-based compensation expense computed under SFAS No. 123(2)		(1,114)		(2,499)

Net income (loss), including the effect of stock-based compensation expense(2)	$379	$(1,673)	$96	$(5,045)

Basic and diluted net loss per common share, as reported in prior periods(1)	N/A	$(0.01)	N/A	$(0.05)
Stock-based compensation expense, per share(3)	$(0.03)	$(0.02)	$(0.05)	$(0.05)

Basic and diluted income (loss) per common share, including the effect of stock-based compensation expense(2)	$0.01	$(0.03)	$0.00	$(0.10)

(1)	Net loss and net loss per share prior to 2006 did not included stock-based compensation under SFAS No. 123 because Microtune did not adopt the recognition provisions of SFAS No. 123.

(2)	Net loss and net loss per share amounts for periods prior to 2006 represent pro forma information based on the application of SFAS No. 123 as previously disclosed in the footnotes to Microtune’s financial statements.

(3)	Stock-based compensation expense prior to 2006 is calculated based on the pro forma application of SFAS No. 123 as previously disclosed in the footnotes to Microtune’s financial statements.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

RECONCILIATION OF GAAP TO NON-GAAP (PRO FORMA)

CONSOLIDATED INCOME (LOSS) FROM OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
GAAP loss from operations	$(625)	$(1,127)	$(1,867)	$(3,540)
Stock-based compensation expense under SFAS No. 123R	1,486	—	2,851	—

Non-GAAP (pro forma) income from operations (2006) and GAAP loss from operations (2005)	$861	$(1,127)	$984	$(3,540)

Stock-based compensation expense under SFAS No. 123R in the second quarter and first half of 2006 is allocated on another table included in this release. Due to our historical net operating losses, we have not recorded the tax effects of stock-based compensation under SFAS No. 123R.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION

RECONCILIATION OF GAAP TO NON-GAAP (PRO FORMA)

CONSOLIDATED NET INCOME (LOSS)

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
GAAP net income (loss)	$379	$(597)	$96	$(2,602)
Stock-based compensation expense under SFAS No. 123R	1,486	—	2,851	—

Non-GAAP (pro forma) net income (2006) and GAAP net loss (2005)	$1,865	$(597)	$2,947	$(2,602)

Stock-based compensation expense under SFAS No. 123R in the second quarter and first half of 2006 is allocated on another table included in this release. Due to our historical net operating losses, we have not recorded the tax effects of stock-based compensation under SFAS No. 123R.

Microtune, Inc.

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF GAAP TO NON-GAAP (PRO FORMA)

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Basic shares (2005) and diluted shares (2006) used in per share calculation—GAAP	55,699	52,126	55,050	52,052
Incremental dilutive common equivalent shares	1,745	—	1,947	—

Weighted-average basic shares (2005) and diluted shares (2006)	57,444	52,126	56,997	52,052

GAAP operating results for the second quarter and first half of 2005 indicated a net loss. Accordingly, per share calculations are based on the weighted-average basic shares. In presenting the pro forma effect of excluding stock-based compensation expense under SFAS No. 123R, the operating results for the second quarter and first half of 2006 indicate net income requiring the use of weighted-average diluted shares in determining per share amounts.